SCUDDER EQUITY TRUST

                             Redesignation of Series

   The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust of the Trust dated March 17, 1988, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Additional Series of Shares of Beneficial Interest filed with the Secretary of the Commonwealth of Massachusetts on October 26, 1992, as follows:

   1. The Fund presently designated as Scudder Value Fund is hereby redesignated as Value Fund, and all other terms and conditions of the Amended and Restated Establishment and Designation of Series dated October 26, 1992 remain in effect.

   The foregoing Redesignation of Series shall be effective upon appropriate disclosure in the Trust's effective registration statement under the Securities Act of 1933, or a supplement thereto.


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Paul Bancroft III, as Trustee


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Sheryle J. Bolton, as Trustee


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William T. Burgin, as Trustee


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Thomas J. Devine, as Trustee


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Keith R. Fox, as Trustee


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William H. Luers, as Trustee


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Wilson Nolen, as Trustee


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Daniel Pierce, as Trustee


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Kathryn L. Quirk, as Trustee


Dated:  April __, 1998


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